Exhibit 99.1

Bristol-Myers Squibb Appoints Dr. Thomas J. Lynch, Jr., Executive Vice President and Chief Scientific Officer

(NEW YORK, March 8, 2017) – Bristol-Myers Squibb Company (NYSE: BMY) today announced that it has appointed Dr. Thomas J. Lynch, Jr., 56, executive vice president and chief scientific officer, effective March 16, 2017. He succeeds Dr. Francis Cuss, 62, who will retire from the company. Dr. Cuss will serve as an advisor to the company for the next three months to ensure a seamless transition. In connection with today’s announcement, Dr. Lynch will step down from the Board of Directors of Bristol-Myers Squibb, effective March 15, 2017.

Dr. Lynch has more than 30 years of medical, management and leadership experience, including more than 23 years at Massachusetts General Hospital (MGH). He served as chairman and chief executive officer of Massachusetts General Physicians Organization and as a member of the MGH Board from 2015 to 2017. Before returning to MGH, Dr. Lynch served as the director of Yale Cancer Center and was the Richard and Jonathan Sackler Professor of Internal Medicine at the Yale School of Medicine from 2009 to 2015. While at MGH in 2004, Dr. Lynch was part of the team credited with the significant discovery that certain genetic mutations in lung cancer patients caused therapies to work for some individuals and not for others.

“We are pleased to welcome Tom to the leadership team at Bristol-Myers Squibb,” said Giovanni Caforio, M.D., chief executive officer and chairman designate of Bristol-Myers Squibb. “Tom is an internationally recognized oncologist known for his leadership in the treatment of lung cancer and has made significant contributions to the field of targeted therapies throughout his career. Tom brings deep industry knowledge and a sophisticated understanding of the Bristol-Myers Squibb Research & Development program from his experience as a member of our Board. As we transition to our next phase of growth, we are confident Tom is the right person to lead our dynamic R&D organization as we focus on accelerating the development of our Immuno-Oncology medicines and fully realizing the extraordinary potential of our diverse, innovative pipeline. With deep experience as a clinical researcher, leader of large research centers and a practicing physician, Tom brings unique, important and timely perspectives to the business.”

Dr. Lynch said, “Throughout my career, I have been devoted to advancing oncology research, with a particular focus on lung cancer. I have seen firsthand Bristol-Myers Squibb’s commitment to making a meaningful difference in the lives of patients, and I am honored to lead the company’s R&D program, where lung cancer research is a core area of focus in a highly successful Immuno-Oncology development program. I have a strong appreciation for the depth of Bristol-Myers Squibb’s portfolio and rich pipeline in oncology as well as in the fields of cardiovascular diseases, immunoscience and fibrosis. We have a number of significant opportunities and are uniquely positioned to transform cancer care. I am confident that our team will continue to discover and develop innovative medicines that address serious diseases in areas of significant unmet medical need.”

Caforio concluded, “On behalf of the Board and leadership team, I want to thank Francis for his hard work and dedication to Bristol-Myers Squibb for more than 13 years. Our portfolio and pipeline have been significantly strengthened during his time leading Discovery and R&D, and we wish him the best in his retirement.”

“It has been an honor to lead Bristol-Myers Squibb’s talented R&D team during such a transformative period for the company,” said Cuss. “Today, Bristol-Myers Squibb is creating unprecedented opportunities to address some of the most challenging disease areas in ways we never thought possible even five years ago. I’ve come to know Tom well in his capacity as a board member and I am confident that under his leadership the team will continue to flourish and find new ways to discover, develop and deliver innovative medicines that make a difference in the lives of patients.”

About Dr. Thomas J. Lynch, Jr.

Dr. Lynch has served as chairman and chief executive officer of Massachusetts General Physicians Organization and a member of the Massachusetts General Hospital Board since 2015. From 2009 to 2015, Dr. Lynch was director of Yale Cancer Center and was the Richard and Jonathan Sackler Professor of Internal Medicine, Yale Cancer Center, Yale School of Medicine. He has also served as the Physician in Chief of Smilow Cancer Hospital, Yale-New Haven, since 2009. Prior to 2009, Dr. Lynch was Professor of Medicine at Harvard Medical School and chief of Hematology/Oncology at Massachusetts General Hospital. Dr. Lynch is a member of the American Association for Cancer Research, the American Society of Clinical Oncology, and the International Association for the Study of Lung Cancer.

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information about Bristol-Myers Squibb, visit us at BMS.com or follow us on LinkedIn, Twitter, YouTube and Facebook.

Statement on Cautionary Factors

This Report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans and projections regarding the company’s financial position, results of operations, market position, product development and business strategy. These statements may be identified by the fact that they use words such as “anticipate”, “estimates”, “should”, “expect”, “guidance”, “project”, “intend”, “plan”, “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations.

These factors include, among other things, effects of the continuing implementation of governmental laws and regulations related to Medicare, Medicaid, Medicaid managed care organizations and entities under the Public Health Service 340B program, pharmaceutical rebates and reimbursement, market factors, competitive product development and approvals, pricing controls and pressures (including changes in rules and practices of managed care groups and institutional and governmental purchasers), economic conditions such as interest rate and currency exchange rate fluctuations, judicial decisions, claims and concerns that may arise regarding the safety and efficacy of in-line products and product candidates, changes to wholesaler inventory levels, variability in data provided by third parties, changes in, and interpretation of, governmental regulations and legislation affecting domestic or foreign operations, including tax obligations, changes to business or tax planning strategies, difficulties and delays in product development, manufacturing or sales including any potential future recalls, patent positions, the ultimate outcome of any litigation matter, our level of indebtedness and risks, disruption, costs and uncertainty caused by or related to the actions of stockholders. These factors also include the Company’s ability to execute successfully its strategic plans, including its business development strategy, the expiration of patents or data protection on certain products, including assumptions about the Company’s ability to retain patent exclusivity of certain products, and the impact and result of governmental investigations. There can be no guarantees with respect to pipeline products that future clinical studies will support the data described in this release, that the compounds will receive necessary regulatory approvals, or that they will prove to be commercially successful; nor are there guarantees that regulatory approvals will be sought, or sought within currently expected timeframes, or that contractual milestones will be achieved. For further details and a discussion of these and other risks and uncertainties, see the Company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the SEC. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts

Bristol-Myers Squibb
Media:
Laura Hortas, 609-252-4587
laura.hortas@bms.com

Investors:
John Elicker, 609-252-4611
john.elicker@bms.com